UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2009

CAPITOL ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33769	26-0435458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 7th Street, N.W. Washington, D.C.	20004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-654-7060

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Capitol Acquisition Corp. (“Capitol”) announced that at its special meeting of stockholders, the proposed business combination between Capitol and Two Harbors Investment Corp. (“Two Harbors”) was approved. Capitol also announced that at its special meeting of warrantholders, the proposed amendments to Capitol’s outstanding warrants were approved.

After consummation of the transaction, Two Harbors expects to have 13,399,209 shares of common stock outstanding and 33,249,000 warrants outstanding. Capitol stockholders holding 6,875,130 shares voted against the transaction and converted their shares into cash at $9.87 per share. Capitol stockholders holding an additional 5,994,661 shares entered into forward sales agreements to sell their shares to Capitol for $9.87 per share at the closing.

Attached hereto as Exhibit 99.1 is the press release dated October 26, 2009, relating to the results of the special meetings.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press release of Capitol Acquisition Corp. dated October 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2009	CAPITOL ACQUISITION CORP.

	By:	/s/ MARK D. EIN
Mark D. Ein
Chief Executive Officer